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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of CyberGuard Corporation (formerly known as Harris Computer Systems Corporation) for the registration of 341,589 shares of its Common Stock and to the incorporation by reference therein of our report dated July 13, 1994, with respect to the financial statements of Harris Computer Systems Corporation included in its Annual Report on Form 10-K for the year ended June 30, 1994, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Jacksonville, FL
July 23, 1996